Exhibit 21.1

SUBSIDIARIES OF GILEAD SCIENCES, INC.
(as of December 31, 2017)

Name of Subsidiary	Country of Incorporation
Bristol-Myers Squibb and Gilead Sciences Limited	Ireland
Bristol-Myers Squibb & Gilead Sciences, LLC*	United States
Cytopia Pty. Ltd.	Australia
EpiTherapeutics ApS	Denmark
Gilead Alberta ULC	Canada
Gilead Alberta, LLC	United States
Gilead Apollo, LLC	United States
Gilead Apollo Unlimited Company	Ireland
Gilead Biopharmaceutics Ireland UC	Ireland
Gilead Calistoga, LLC	United States
Gilead Connecticut, Inc.	United States
Gilead Holdings, LLC	United States
Gilead Ireland Research UC	Ireland
Gilead Oncology Ireland UC	Ireland
Gilead Pharmasset LLC	United States
Gilead Sciences (NZ)	New Zealand
Gilead Sciences (Shanghai) Consulting Co., Ltd.	China
Gilead Sciences (Thailand) Limited	Thailand
Gilead Sciences Americas S. de R.L.	Panama
Gilead Sciences Argentina S.R.L.	Argentina
Gilead Sciences Belgium BVBA	Belgium
Gilead Sciences Canada, Inc.	Canada
Gilead Sciences Denmark ApS	Denmark
Gilead Sciences Europe Limited	United Kingdom
Gilead Sciences Farmacêutica do Brasil Ltda.	Brazil
Gilead Sciences Finland Oy	Finland
Gilead Sciences GesmbH.	Austria
Gilead Sciences GmbH	Germany
Gilead Sciences Hangzhou Pharmaceutical Co., Ltd.	China
Gilead Sciences Hellas EPE	Greece
Gilead Sciences Holding, LLC	United States
Gilead Sciences Hong Kong Limited	Hong Kong
Gilead Sciences International Limited	United Kingdom
Gilead Sciences Israel Limited	Israel
Gilead Sciences KK	Japan
Gilead Sciences Korea Limited	South Korea
Gilead Sciences Lda.	Portugal
Gilead Sciences Ireland UC	Ireland
Gilead Sciences llac Ticaret Limited Sirketi	Turkey
Gilead Sciences Limited	United Kingdom
Gilead Sciences Luxembourg S.a.r.l.	Luxembourg

Exhibit 21.1

SUBSIDIARIES OF GILEAD SCIENCES, INC. (continued)
Name of Subsidiary	Country of Incorporation
Gilead Sciences Malaysia Sdn. Bhd.	Malaysia
Gilead Sciences Mexico S. de R.L. de C.V.	Mexico
Gilead Sciences Netherlands BV	Netherlands
Gilead Sciences Norway AS	Norway
Gilead Sciences Poland Sp. z o.o.	Poland
Gilead Sciences Pty. Ltd.	Australia
Gilead Sciences Russia LLC	Russia
Gilead Sciences S.L.U.	Spain
Gilead Sciences S.r.l.	Italy
Gilead Sciences s.r.o.	Czech Republic
Gilead Sciences SAS	France
Gilead Sciences Singapore Pte. Ltd.	Singapore
Gilead Sciences Slovakia s.r.o.	Slovakia
Gilead Sciences South Africa (Pty) Ltd.	South Africa
Gilead Sciences Sweden AB	Sweden
Gilead Sciences Switzerland Sarl	Switzerland
Gilead Sciences YM Australia Pty. Ltd.	Australia
Gilead YM ULC	Canada
Gilead India Private Limited	India
Nimbus Ceres LLC	United States
Tri-Supply Limited	Ireland
YM BioSciences Australia Pty. Ltd.	Australia
Gilead Therapeutics A1 Unlimited Company	Ireland
Gilead Therapeutics A2 Unlimited Company	Ireland
Gilead Sciences Shanghai Pharmaceutical Technology Co., Ltd.	China
Kite Pharma, Inc.	United States
Kite Pharma, LLC	United States
neoKite, Inc.	United States
Kite Pharma UK, Ltd	United Kingdom
KP EU C.V.	Netherlands
Kite Pharma EU B.V.	Netherlands
Cell Design Labs, Inc.	United States

* Effective January 1, 2018, Bristol-Myers Squibb & Gilead Sciences, LLC was renamed as Gilead Sciences, LLC. See Note 10, Collaborative Arrangements of the Notes to Consolidated Financial Statements included in Part II, Item 8 of this Annual Report on Form 10-K for additional information.